Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 3, 2014, in Amendment No. 5 to the Registration Statement (Form S-1 No. 333-192234) and related Prospectus of Globoforce Group plc for the registration of its ordinary shares.

/s/ Ernst & Young LLP

Boston, Massachusetts

March 14, 2014